SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)

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Definitive Information Statement

ARBOR ENTECH CORPORATION

(Name of Registrant as Specified in Its Charter)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF DIRECTORS OF ARBOR ENTECH CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ARBOR ENTECH CORPORATION

2295 NW Corporate Blvd., Suite 230

Boca Raton, FL 33431

561-245-8347

INFORMATION STATEMENT

(DEFINITIVE)

DECEMBER 12, 2011

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

COPIES OF COMMUNICATIONS TO:

Morse & Morse, PLLC

1400 Old Country Road, Suite 302

Westbury, NY 11590

Phone: (516) 487-1446

Fax: (516) 487-1452

To our stockholders:

We are furnishing the attached Information Statement to the holders of common stock of Arbor Entech Corporation, a Delaware corporation (the “Company”). The purpose of the Information Statement is to notify stockholders that the board of directors of the Company (the “Board”) and the holders of approximately 92.5% of our outstanding common stock on December 1, 2011 have approved an amendment of the Company’s Certificate of Incorporation to increase the authorized capital stock from 10,000,000 shares of Common Stock, $.001 par value, to 101,000,000 shares of capital stock, $.001 par value, consisting of 100,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value. The authorized but unissued 1,000,000 shares of Preferred Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The shares of authorized Preferred Stock, when issued, would have the rights and privileges as may be determined by the Board of Directors from time to time as set forth in one or more certificates of designation for each series of preferred stock. Such rights and privileges may include voting and conversion rights, liquidation or dividend preferences or other rights.

The foregoing amendment to the Company’s Certificate of Incorporation will not be effective until the Company files an Amendment to its Certificate of Incorporation to accomplish this amendment. Such Amendment will not be filed until on or after January 4, 2012.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. As described in the accompanying Information Statement, the foregoing action has been approved by stockholders representing a majority of the voting power of our outstanding shares of common stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the action taken by the holders of approximately 92.5% of our outstanding Common Stock.

The accompanying Information Statement is being made available on or about December 12, 2011 to stockholders of record as of December 7, 2011, the record date for determining our stockholders eligible to consent in writing to the matters discussed above and entitled to notice of those matters.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THE ACCOMPANYING INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/ Brad Houtkin
President, Chief Executive Officer and Chief Financial Officer

ARBOR ENTECH CORPORATION

2295 NW Corporate Blvd., Suite 230

Boca Raton, FL 33431

561-245-8347

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You are Requested Not To Send Us a Proxy

INTRODUCTION

We are disseminating this Information Statement to notify you that Brad Houtkin and Sherry Houtkin (the “Voting Stockholders”), being the owners of approximately 92.5% of the Company’s outstanding shares of common stock, delivered written consent to the Company on December 1, 2011 to approve an amendment to our Certificate of Incorporation to increase the authorized capital stock from 10,000,000 shares of Common Stock, $.001 par value, to 101,000,000 shares of capital stock, $.001 par value, consisting of 100,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value (the “Authorized Capital Stock Change”). The authorized but unissued 1,000,000 shares of Preferred Stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The shares of authorized Preferred Stock, when issued, would have the rights and privileges as may be determined by the Board of Directors from time to time as set forth in one or more certificates of designation for each series of preferred stock. Such rights and privileges may include voting and conversion rights, liquidation or dividend preferences or other rights.

Vote Required

We are not seeking consent, authorizations, or proxies from you. The vote required to approve the amendment to our Certificate of Incorporation to effectuate the Authorized Capital Stock Change as described in this Information Statement was the affirmative written consent of the holders of a majority of the Company’s outstanding common stock.

On December 7, 2011 (the “Record Date”), there were 7,350,540 shares of the Company’s common stock, par value $.001 per share, issued and outstanding. Each share of our common stock is entitled to one vote. No other classes of capital stock of the Company are issued and outstanding.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Authorized Capital Stock Change, and in order to effectuate the Authorized Capital Stock Change as quickly as possible, the Board elected to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The Company obtained the written consent of its majority stockholders, which as of the Record Date owned approximately 92.5% of the Company’s voting stock. The written consent satisfies the stockholder approval requirement for the Authorized Capital Stock Change. Accordingly, under the DGCL no other Board or stockholder approval is required in order to effectuate the Authorized Capital Stock Change.

Effective Date

The Authorized Capital Stock Change was approved by the Board by written consent on December 1, 2011. Immediately thereafter, the Authorized Capital Stock Change was approved by the Voting Stockholders, which hold more than a majority of the voting power of the Company’s outstanding shares of common stock.

This Information Statement is being made available on or about December 12, 2011 to the Company’s stockholders of record as of the Record Date. The Authorized Capital Stock Change will be effective when an amendment to the Company’s Certificate of Incorporation is filed with the Delaware Secretary of State. The Company will not make any filing until on or after January 4, 2012, a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders.

Because the Authorized Capital Stock Change requires an amendment of our Certificate of Incorporation, the effective date will be when such amendment is filed with the Delaware Secretary of State (which date may occur later due to administrative issues with respect to the filing requirements or at a time in the discretion of the Board). The time at which the amendment to the Company’s Certificate of Incorporation approved by the stockholders is filed with the Delaware Secretary of State remains in the discretion the Board.

The expenses of distributing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of the Company’s common stock held of record by these persons, and the Company will reimburse them for their reasonable expenses incurred in this process.

Dissenters’ Rights of Appraisal

Under the DGCL, the Company’s stockholders are not entitled to appraisal rights with respect to the Authorized Capital Stock Change.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Record Date and Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 7,350,540 shares of its common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Company’s outstanding common stock as of the Record Date.  The business address of each officer and director is c/o Arbor Entech Corporation, 2295 NW Corporate Blvd., Suite 230, Boca Raton, FL 33431.

Name & Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	Percentage of of Class (1)
Sherry Houtkin (2)	3,395,000	46.2%

Brad Houtkin (3)	6,799,000	92.5%

Michael Houtkin	-0-	0.0%

All directors and Executive officers as a group (three persons)	6,799,000	92.5%

(1)

Based upon information furnished by the persons listed. Except as otherwise noted, all persons have sole voting and investment power over the shares listed. A person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. Based upon 7,350,540 shares of common stock issued and outstanding as of December 1, 2011.

(2)

Represents shares owned by Airmont Trust, Sherry Houtkin, Trustee, is co-trustee with her son, Brad Houtkin. Sherry Houtkin and Brad Houtkin share voting and investment control over these shares in their capacities as trustees.

(3)

Includes 3,395,000 shares owned by Airmont Trust of which Brad Houtkin is co-trustee with his mother, Sherry Houtkin. Sherry Houtkin and Brad Houtkin share voting and investment control over these shares in their capacities as trustees of the Airmont Trust. The remaining 3,404,000 shares are held of record by Mr. Houtkin.

Interested Party Disclosure

The Company does not believe that any of its officers, directors or significant stockholders has a substantial direct or indirect interest in the Authorized Capital Stock Change, other than as stockholders of the Company.

DESCRIPTION OF STOCKHOLDER ACTION

The action taken by the Board of Directors and by the Voting Stockholders on December 1, 2011was to approve an amendment to the Company’s Certificate of Incorporation to increase the authorized capital stock from 10,000,000 shares of Common Stock, $.001 par value, to 101,000,000 shares of capital stock, $.001 par value, consisting of 100,000,000 shares of Common Stock, $.001 par value, and 1,000,000 shares of Preferred Stock, $.001 par value. The text of the amendment to the Company’s Certificate of Incorporation approved by our Board and the Voting Stockholders is attached to this Information Statement as Annex A.

The authorized but unissued additional 90,000,000 shares of Common Stock resulting from the amendment to the Company’s Certificate of Incorporation would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional 90,000,000 shares of authorized Common Stock, when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. The stockholders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. All voting is on a non-cumulative basis. The stockholders of common stock do not have any preemptive rights, conversion rights, or applicable redemption or sinking fund provisions. The amendment to authorize the additional 90,000,000 shares of common stock will not have any effect on the par value of our common stock. Nevertheless, the issuance of such additional 90,000,000 authorized shares of common stock would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

The newly authorized but unissued 1,000,000 shares of preferred stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The 1,000,000 shares of authorized preferred stock, when issued, would have the rights and privileges as may be determined by the Board of Directors from time to time as set forth in one or more certificates of designation for each series of preferred stock. Such rights and privileges may include voting and conversion rights, liquidation or dividend preferences or other rights. The issuance of such authorized 1,000,000 shares of preferred stock, if convertible into shares of our common stock, would affect the voting rights of our current stockholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

As of December 1, 2011, the Company had 7,350,540 common shares issued and outstanding. The proposed increase in the number of authorized shares of Common Stock and the newly authorized shares of Preferred Stock would give the Company the necessary shares of capital stock to use in connection with future capital raise transactions, acquisitions, mergers, employee benefit plans and other valid corporate purposes. The Company currently has no specific capital raise transactions, acquisition, mergers or other purposes to use the additional shares of Common Stock or newly authorized Preferred Stock. We can provide no assurances that any capital raise transactions or acquisition or merger will be entered into by the Company in the future on terms satisfactory to us, if at all.  No further action nor authorization by the Company’s stockholders would be necessary prior to the issuance of the Company’s capital stock, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's Common Stock may then be listed.  Adoption of the Amendment will eliminate the delay and expense involved in calling a special meeting of stockholders to authorize the capital stock.

Stockholders of the Company do not have any preemptive rights with respect to any of the presently authorized but unissued shares of Common Stock of the Company.

The authority of the Board to issue additional Common Stock and Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity to affect a takeover or otherwise gain control of the Company, since the issuance of capital stock would dilute the voting power of the Common Stock then outstanding.  Such shares could also be sold in public or private transactions to purchasers who might assist the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interests of the Company and its stockholders.  Accordingly, the authority of the Board to issue Common Stock or Preferred Stock could be used in a manner calculated to prevent the removal of management, and make more difficult or discourage a change in control of the Company.

The Company is not aware of any efforts to accumulate the Company's securities and to obtain control of the Company and has no present intention or agreement requiring the issuance of any shares of Common Stock or Preferred Stock.  The Company has no present intention of soliciting a stockholder vote on any proposal, or series of proposals, to deter takeovers.

No dissenting stockholder will have a right of appraisal or right to receive payment for his stock by reason of such dissent.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended April 30, 2011, and any reports prior to or subsequent to that date.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended April 30, 2011, and other reports filed under the Securities Exchange Act of 1934, are also available to any stockholder at no cost upon request to: President, Arbor Entech Corporation, 2295 NW Corporate Blvd., Suite 230, Boca Raton, FL 33431, Tel: (561) 245-8347.

Delivery of Documents to Security Holders Sharing an Address

We will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company to: President, Arbor Entech Corporation, 2295 NW Corporate Blvd., Suite 230, Boca Raton, FL 33431, or (b) by telephoning us at (561) 245-8347.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices as set forth above. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices as set forth above.

STOCKHOLDER COMMUNICATIONS

The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances and subject to any required assistance or advice from legal counsel, our Corporate President, Brad Houtkin, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we may receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board for its consideration should address such communications to c/o of Corporate President, Brad Houtkin, Arbor Entech Corporation, 2295 NW Corporate Blvd., Suite 230, Boca Raton, FL 33431.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any Stockholder who intends to present a proposal at the next annual meeting of Stockholders must deliver the proposal to Brad Houtkin, Corporate President of Arbor Entech Corporation, 2295 NW Corporate Blvd., Suite 230, Boca Raton, FL 33431:

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Not later than September 1, 2012, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

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Not later than September 1, 2012, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials. Such nominations and proposals for the next annual meeting of Stockholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Chairman.

ARBOR ENTECH CORPORATION

By: /s/BRAD HOUTKIN, PRESIDENT

Annex A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ARBOR ENTECH CORPORATION

Arbor Entech Corporation, a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

FIRST:

That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Board of Directors deems it advisable, and hereby declares it to be advisable, that Article FOURTH of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

"FOURTH: The total number of shares of stock which the corporation shall authority to issue is One Hundred and One Million (101,000,000), $.001 par value per share. Of the 101,000,000 shares, 100,000,000 shares shall be Common Stock and 1,000,000 shares shall be Preferred Stock. The voting powers, designations, preferences and relative, participating optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the preferred stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 151 of the General Corporation Law of Delaware and the board of directors is expressly vested with authority to adopt one or more such resolutions. “

SECOND:  That in lieu of a meeting and vote of stockholders, written consent of stockholders to said amendment has been given in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Arbor Entech Corporation has caused this Certificate to be signed by Brad Houtkin, President and attested by Michael Houtkin, Secretary, this ___ day of January, 2012.

ARBOR ENTECH CORPORATION

____________________________________

Brad Houtkin, President

ATTEST:

____________________________

Michael Houtkin, Secretary

APPENDIX TO INFORMATION STATEMENT OF

ARBOR ENTECH CORPORATION

CONTAINING SUPPLEMENTAL INFORMATION REQUIRED

TO BE PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Information Statement of Arbor Entech Corporation (the “Company”). This information is not deemed to be part of the information statement and will not be provided to stockholders in connection with the information statement.

I.

The Company intends to release copies of the definitive information statement to its stockholders on or about December 12, 2011.